EXHIBIT 99(xv)

RELIABRAND INC ("RLIA")- Unveils 2015 Product Line At The ABC Kids Expo
- To International Mass Merchants

ABC Kids Expo -- ReliaBrand(r) Inc. officially unveiled its 2015 product line up on day one of the annual ABC Kids Expo in Las Vegas, Nevada to a large audience of international mass retailers. The 2015 Adiri(r) product roll out generated expressions of interest from retailers and distributors from the USA, Canada, The UK, Israel, United Emirates, China, Norway, South Korea, Panama, Chile, Ecuador, Mexico, Aruba, Australia and other international infant feeding markets.

Among the highlights of the Adiri(r) 2015 product roll out was the announcement that ReliaBrand(r) Inc. had acquired 100% of the assets of "Sippy Sure(TM)" (www.SippySure.com), an award-winning brand of specialty Sippy cups specifically designed to help caregivers administer liquid medicines to their children. Sippy Sure awards include "The National Parenting Center Seal of Approval", "Creative Child Magazine Top Choice Award", "PTPA (Parent Tested, Parents Approved", "Mom's Choice Award of Excellence", "National Parenting Publication Award", and the Gold "Family Review Center" Award.

Sippy Sure(TM) had been re-tooled and re-designed to become an integral part of the Adiri(r) MD+(TM) product line-up. The re-designed Sippy Sure(TM) was unveiled as the Adiri(r) MD+(TM) Sippy. Together with the Adiri(r) MD+(TM) nurser, ReliaBrand Inc. is the first to offer retailers both an infant-feeding nurser and a toddler-hydrating Sippy to help caregivers with the unique challenges of safely, accurately and successfully administering medicine to children.

The most anticipated unveiling was the new "Adiri(r) ONE(TM)", the first fully calibrated, adjustable-flow Nurser. Caregivers simply dial-in the appropriate flow-rate to match their infant's growing and changing feeding needs. Parents no longer need to purchase varied flow-rates of individual nipples and retailers can eliminate the shelf-clutter and confusion associated with individual varied-flow replacement nipples.

"The response today was overwhelming", said ReliaBrand(r) Inc. CEO, Antal Markus. "It seemed to be an almost never-ending sea of buyers from daybreak to evening", Markus continued. "It was day one for the buyers at the ABC Kids Expo, but to us it represents 4 years of ongoing design and development. Today is a break from the past and a leap forward towards the future as we now transition towards becoming an international brand", Markus Concluded.

About ReliaBrand(r) and Adiri(r): Located in Kelowna, B.C. Canada, ReliaBrand(r) is a publicly traded company listed on the OTC Bulletin Board listed under the "RLIA" trading symbol. ReliaBrand owns and manufactures the Adiri(r) brand of infant feeding products. Adiri(r) is the most highly awarded baby bottle in the history of the category with international recognition for its superior medical benefits and revolutionary design.
http://www.reliabrand.com

Safe Harbor Statement: This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements are not guarantees of future performance and involve significant risks and uncertainties. Actual results may vary materially from those in the forward-looking statements as a result of the effectiveness of management's strategies and decisions, general economic and business conditions, new or modified statutory or regulatory requirements and changing price and market conditions. No assurance can be given that these are all the factors that could cause actual results to vary materially from the forward-looking statements. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

TEL:  1-855-Adiri-4-U Tony Markus, CEO
info@reliabrand.com
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